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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Sun Microsystems, Inc. of our report dated January 14 2000, except as to Note 12 which is as of March 22, 2000 relating to the financial statements of Cobalt Networks, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
October 10, 2000